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                                                                     Exhibit 5.1
                                 BRYAN CAVE LLP
                          700 THIRTEENTH STREET, N.W.
                          WASHINGTON, D.C. 20005-3960
                                 (202) 508-6000
                           FACSIMILE:  (202) 508-6200


                               September 16, 1996


Board of Directors
Sygnet Wireless, Inc.
6550 Seville Drive, Suite B
Canfield, OH  44406

Gentlemen:

     We have acted as counsel to Sygnet Wireless, Inc., an Ohio corporation (the "Company"), in connection with the Registration Statement on Form S-1, No. 333-10161 (the "Registration Statement") of the Company filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and covering the offering of $110,000,000 aggregate principal amount of Senior Notes due 2006 (the "Notes") proposed to be issued by the Company under an Indenture (the "Indenture") between the Company and Fleet National Bank, as trustee, which is filed as an exhibit to the Registration Statement.

     In connection therewith, we have examined and relied as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company, and originals or copies certified to our satisfaction of the Articles of Incorporation, as amended and Code of Regulations of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below.

     In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatted copies.

     Subject to compliance with state securities laws and receipt from the SEC of an order declaring the Registration Statement effective, we are of the opinion that the Notes (i) have been duly authorized and, upon execution, authentication and delivery thereof in accordance with the terms and provisions of the Indenture, will be validly issued, and (ii) will constitute binding obligations of the Company entitled to the benefits provided by the Indenture, except as may be limited by applicable bankruptcy, insolvency, reorganization, receivership, rehabilitation, moratorium, fraudulent transfer, and other similar laws relating to or affecting the rights and
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remedies of creditors and others generally and by general principles of equity, including, without limitation, concepts of reasonableness, materiality, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

     Furthermore, in reliance, with your permission, on the facts set forth in the Registration Statement, it is our opinion that the material federal income tax consequences are accurately set forth under the heading "Certain United States Federal Income Tax Consequences" in the Registration Statement. No opinion is expressed as to any matter not discussed therein. This opinion is based on the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. In addition, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated therein.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Notes. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission relating thereto.


                                             Very truly yours,



                                             /s/ BRYAN CAVE LLP
                                             --------------------
                                                 Bryan Cave LLP